MGP INGREDIENTS REPORTS SECOND QUARTER 2024 RESULTS
Strong Q2 performance; Reiterates full year guidance

ATCHISON, Kan., August 1, 2024 - MGP Ingredients, Inc. (Nasdaq: MGPI), a leading provider of branded and distilled spirits and food ingredient solutions, today reported results for the second quarter ended June 30, 2024.

“This quarter, our MGP team delivered strong results driven largely by the continued momentum in our premium plus branded spirits portfolio and solid brown goods sales. Our increasing investments behind our key brands and exciting new product innovation continue to yield positive results, helping us expand our distribution footprint and accelerate our transition into a premier branded spirits company,” said David Bratcher, CEO and president of MGP Ingredients.

He added, “We remain agile in a dynamic environment for the spirits industry and given our strong first half performance, we are reiterating our full year sales, adjusted EBITDA, and EPS guidance.”

2024 second quarter financial highlights compared to 2023 second quarter:
•Due primarily to the Atchison distillery closure, sales decreased 9% to $190.8 million. Excluding the impact of the Atchison distillery, consolidated sales increased by 7% during the quarter.
•Net income was largely flat at $32.0 million. Adjusted net income increased 15% to $38.0 million. Net income margin increased 150 basis points to 16.8%. Adjusted net income margin increased by 410 basis points to 19.9%.
•Adjusted EBITDA increased 7% to $57.5 million. Adjusted EBITDA margin increased by 450 basis points to 30.2%, our highest quarterly adjusted EBITDA margin.
•Basic earnings per common share (“EPS”) decreased to $1.43 per share from $1.44 per share. Adjusted basic EPS increased 15% to $1.71 per share from $1.49 per share.
•Capital expenditures were $22.6 million year-to-date. We continue to expect approximately $85 million of capital expenditures for the full year, which includes the construction of additional warehouses to support our future growth.
•Net debt leverage ratio stands at approximately 1.4x as of June 30, 2024.
•Reiterate full year 2024 guidance of sales in the range of $742 million to $756 million, adjusted EBITDA in the range of $218 to $222 million, and adjusted basic EPS in the range of $6.12 to $6.23.

Consolidated Results
Excluding the impact of the Atchison distillery, MGP consolidated sales increased by 7% in the second quarter compared to the prior year quarter driven by higher Distilling Solutions and Branded Spirits segment sales. Consolidated gross profit increased 9% to $83.2 million, representing 43.6% of sales. Excluding the impact of the Atchison distillery, second quarter consolidated gross margin improved approximately 80 basis points from the prior year period reflecting strong margin expansion in the Branded Spirits segment. Second quarter operating income and diluted EPS decreased 2% and $0.01 to $43.4 million and $1.43 per share, respectively. On an adjusted basis, operating income increased 12% to $51.3 million and diluted EPS increased by 15% to $1.71 per share.

Distilling Solutions
For the second quarter, as expected, sales for the Distilling Solutions segment decreased 20% to $93.4 million due to the Atchison distillery closure. Excluding the impact of the Atchison distillery, segment sales increased 9% to $93.3 million, including higher brown goods sales. Gross profit, as reported, increased to $42.5 million, or 45.5% of segment sales, compared to $38.7 million, or 33.1% of segment sales, in the second quarter 2023.

Branded Spirits
Branded Spirits segment second quarter sales increased 11% to $64.0 million, driven primarily by the ongoing momentum in our premium plus portfolio. Sales of our premium plus price tier spirits brands grew 29% during the quarter reflecting our focused initiatives across the American whiskey and tequila categories. Branded Spirits gross profit increased by 29% to record-high $33.6 million, or 52.5% of segment sales, compared to $26.0 million, or 45.1% of segment sales, in the prior year period.

Ingredient Solutions
Ingredient Solutions segment sales decreased 3% to $33.4 million during the second quarter. Gross profit decreased to $7.1 million, or 21.4% of segment sales, compared to $11.6 million, or 33.6% of segment sales, in the second quarter 2023. Excluding the impact of the Atchison distillery and the associated intercompany credit for the waste starch slurry by-product, gross profit decreased to $7.1 million compared to $10.0 million in the second quarter 2023.

Additional Highlights
Advertising and promotion expenses for the second quarter 2024 increased $3.0 million, or 35%, to $11.7 million as compared to the second quarter 2023.

Corporate selling, general, and administrative (“SG&A”) expenses for the second quarter 2024 decreased $0.8 million, or 3%, to $22.8 million as compared to the second quarter 2023.

During the second quarter 2024, the change in fair value of the contingent consideration related to the Penelope acquisition totaled $5.4 million. The corporate effective tax rate for the second quarter 2024 was 24.0%, compared with 25.3% from the year ago period.
2024 Financial Outlook
MGP is confirming the following consolidated guidance for fiscal 2024:

•Sales are projected to be in the range of $742 million to $756 million, following the closure of the Atchison distillery in December 2023.
•Adjusted EBITDA is expected to be in the range of $218 million to $222 million, inclusive of the add back of share-based compensation expense.
•Adjusted basic earnings per common share are forecasted to be in the $6.12 to $6.23 range, with basic weighted average shares outstanding expected to be approximately 22.3 million at year end.

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors today, August 1, 2024, at 10 a.m. ET to discuss these results and current business trends. Investors can dial 844-308-6398 or 412-717-9605 (international) to listen to the live call. A live webcast will be available at “News and Events” section of the company’s Investor Relations section at ir.mgpingredients.com/news-events. A replay of the conference call will be available on the company's website.

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium branded and distilled spirits, as well as food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.
As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With distilleries in Kentucky and Indiana, and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer, and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates, and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from four distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson, and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey, and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico, and Dos Primos; and the historic Ross & Squibb Distillery in Lawrenceburg, Indiana, where Penelope Bourbon, Remus Straight Bourbon Whiskey, and Rossville Union Straight Rye Whiskey are produced. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Green Hat Gin, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey, and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional, and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about optimism regarding investments by MGP Ingredients, Inc. (the “Company” or “MGP”) and their ability to yield positive results, expand its distribution footprint, and transition to a premier branded spirits company and the Company’s 2024 outlook, including its expectations for sales, adjusted EBITDA, adjusted basic earnings per common share (“EPS”), and shares outstanding. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, Company financial results, and Company financial condition and are not guarantees of future performance.

All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from our expectations include without limitation any effects of changes in consumer preferences and purchases and our ability to anticipate or react to those changes; our ability to compete effectively; damage to our reputation or that of any of our key customers or their brands; failure to introduce successful new brands and products or have effective marketing or advertising; changes in public opinion about alcohol or our products; our reliance on our distributors to distribute our branded spirits; our reliance on fewer, more profitable customer relationships; interruptions in our operations or a catastrophic event at our facilities; decisions concerning the quantity of maturing stock of our aged distillate; warehouse expansion issues; our reliance on a limited number of suppliers; our reliance on a limited number of suppliers; work disruptions or stoppages; climate change and measures to address climate change; our closure of our Atchison, Kansas distillery; regulation and taxation and compliance with existing or future laws and regulations; tariffs, trade relations, and trade policies; excise taxes, incentives and customs duties; our ability to protect our intellectual property rights and defend against alleged intellectual property rights infringement claims; failure to secure and maintain listings in control states; labeling or warning requirements or limitations on the availability of our products; product recalls or other product liability claims; anti-corruption laws, trade sanctions and restrictions; class action or other litigation; higher costs or the unavailability and cost of raw materials, product ingredients, energy resources, or labor; failure of our information technology systems, networks, processes, associated sites, or service providers; acquisitions and potential future acquisitions; interest rate increases; reliance on key personnel; commercial, political, and financial risks; covenants and other provisions in our credit arrangements; pandemics or other health crises; ability to pay any dividends; limited rights of common stockholders and anti-takeover provisions in our governing documents; the impact of issuing shares of our common stock; and the effectiveness or execution of our strategic plan. For further information on these risks and uncertainties and other factors that could affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports on Form 10-Q for the quarter ended March 31 and June 30, 2024, as well as the Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements or information in this press release, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, the Company has disclosed measures excluding the impact of the Atchison disclosure, adjusted operating income, adjusted income before income taxes, adjusted net income, adjusted net income margin, adjusted MGP earnings, adjusted EBITDA, adjusted EBITDA margin, net debt, net debt leverage ratio, and adjusted basic and diluted EPS, as well as guidance for adjusted EBITDA and adjusted basic EPS. The presentation of these non-GAAP financial measures should be reviewed in conjunction with operating income, income before income taxes, net income, net income used in earnings per common share calculation, debt, and basic and diluted EPS computed in accordance with U.S. GAAP and should not be considered a substitute for the GAAP measure. We believe that the non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends, and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of historical non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure. Full year 2024 guidance measures of adjusted EBITDA and adjusted basic EPS are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include without limitation, acquisition related expenses, restructuring and related expenses, and other items not reflective of the Company's ongoing operations.

For More Information
Investors:
Amit Sharma
amit.sharma@mgpingredients.com

Media:
Greg Manis
greg.manis@mgpingredients.com
913-360-5440

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for the quarter ended June 30, 2023	$44,143
Decrease in gross profit - Ingredient Solutions segment	(4,488)	(10)%
Increase in gross profit - Branded Spirits segment	7,630	17	pp(a)
Increase in gross profit - Distilling Solutions segment	3,795	9	pp
Increase in advertising and promotion expenses	(3,026)	(7)	pp
Decrease in SG&A expenses	754	2	pp
Impairment of long-lived assets and other	(21)	(1)	pp
Change in fair value of contingent consideration	(5,400)	(12)	pp
Operating income for the quarter ended June 30, 2024	$43,387	(2)%

Operating income, year to date versus year to date	Operating Income	Change
Operating income for the year to date ended June 30, 2023	$85,702
Decrease in gross profit - Ingredient Solutions segment	(10,511)	(12)%
Increase in gross profit - Branded Spirits segment	5,569	7	pp(a)
Increase in gross profit - Distilling Solutions segment	4,850	6	pp
Increase in advertising and promotion expenses	(3,976)	(5)	pp
Decrease in SG&A expenses	307	—	pp
Impairment of long-lived assets and other	(137)	—	pp
Change in fair value of contingent consideration	(9,500)	(11)	pp
Operating income for the year to date ended June 30, 2024	$72,304	(16)%

(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER COMMON SHARE (“EPS”) ROLLFORWARD

Change in EPS, quarter versus quarter	EPS	Change
Basic and Diluted EPS for the quarter ended June 30, 2023	$1.44
Change in operating income (b)	(0.03)	(2)%
Change in interest expense, net (b)	(0.03)	(2)	pp(a)
Change in other income (expense), net(b)	0.04	3	pp
Change in effective tax rate	0.02	1	pp
Change in weighted average shares outstanding	(0.01)	(1)	pp
Basic and Diluted EPS for the quarter ended June 30, 2024	$1.43	(1)%

Change in EPS, year to date versus year to date	EPS	Change
Basic EPS for the year to date ended June 30, 2023	$2.84
Change in operating income(b)	(0.46)	(16)%
Change in interest expense, net (b)	(0.07)	(2)	pp(a)
Change in other income (expense), net(b)	0.03	1	pp
Change in effective tax rate	0.03	1	pp
Change in weighted average shares outstanding	(0.01)	—	pp
Basic and Diluted EPS for the year to date ended June 30, 2024	$2.36	(17)%

(a) Percentage points (“pp”).
(b) Items are net of tax based on the effective tax rate for the base year (2023).

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Quarter Ended June 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2024	2023	$ Change	% Change
Brown goods	$75,443	$73,124	$2,319	3%
Warehouse services	8,392	6,747	1,645	24
White goods and other co-products	9,553	36,994	(27,441)	(74)
Total Distilling Solutions	$93,388	$116,865	$(23,477)	(20)%

	BRANDED SPIRITS SALES
	Quarter Ended June 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2024	2023	$ Change	% Change
Premium plus	$30,707	$23,763	$6,944	29%
Mid	17,061	17,090	(29)	—
Value	11,655	11,578	77	1
Other	4,618	5,185	(567)	(11)
Total Branded Spirits	$64,041	$57,616	$6,425	11%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended June 30,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2024	2023	$ Change	% Change
Specialty wheat starches	$19,203	$17,095	$2,108	12%
Specialty wheat proteins	11,200	12,588	(1,388)	(11)
Commodity wheat starches	2,973	4,837	(1,864)	(39)
Commodity wheat proteins	—	—	—	—
Total Ingredient Solutions	$33,376	$34,520	$(1,144)	(3)%

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Year to Date Ended June 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2024	2023	$ Change	% Change
Brown goods	$141,774	$141,448	$326	—%
Warehouse services	16,348	13,605	2,743	20
White goods and other co-products	20,118	75,035	(54,917)	(73)
Total Distilling Solutions	$178,240	$230,088	$(51,848)	(23)%

	BRANDED SPIRITS SALES
	Year to Date Ended June 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2024	2023	$ Change	% Change
Premium plus	$51,613	$42,509	$9,104	21%
Mid	31,822	37,925	(6,103)	(16)
Value	21,664	24,999	(3,335)	(13)
Other	9,088	9,066	22	—
Total Branded Spirits	$114,187	$114,499	$(312)	—%

	INGREDIENT SOLUTIONS SALES
	Year to Date Ended June 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2024	2023	$ Change	% Change
Specialty wheat starches	$41,474	$31,781	$9,693	30%
Specialty wheat proteins	21,195	24,478	(3,283)	(13)
Commodity wheat starches	6,235	8,644	(2,409)	(28)
Commodity wheat proteins	37	521	(484)	(93)
Total Ingredient Solutions	$68,941	$65,424	$3,517	5%

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2024	2023	2024	2023
Sales	$190,805	$209,001	$361,368	$410,011
Cost of sales	107,573	132,706	215,341	263,892
Gross profit	83,232	76,295	146,027	146,119

Advertising and promotion expenses	11,665	8,639	20,348	16,372
Selling, general, and administrative expenses	22,759	23,513	43,738	44,045
Impairment of long-lived assets and other	21	—	137	—
Change in fair value of contingent consideration	5,400	—	9,500	—
Operating income	43,387	44,143	72,304	85,702

Interest expense, net	(2,205)	(1,282)	(4,224)	(2,277)
Other income (expense), net	943	(93)	891	30
Income before income taxes	42,125	42,768	68,971	83,455

Income tax expense	10,108	10,804	16,370	20,459
Net income	32,017	31,964	52,601	62,996

Net loss attributable to noncontrolling interest	68	162	119	201
Net income attributable to MGP Ingredients, Inc.	32,085	32,126	52,720	63,197

Income attributable to participating securities	(347)	(324)	(572)	(633)
Net income used in earnings per common share calculation	$31,738	$31,802	$52,148	$62,564

Weighted average common shares
Basic	22,119,227	22,062,142	22,130,752	22,051,244
Diluted	22,119,227	22,139,663	22,130,752	22,106,113

Earnings per common share
Basic	$1.43	$1.44	$2.36	$2.84
Diluted	$1.43	$1.44	$2.36	$2.83

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	June 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$21,011	$18,388
Receivables, net	159,019	144,286
Inventory	358,567	346,853
Prepaid expenses	4,795	3,580
Refundable income taxes	3,008	1,190
Total current assets	546,400	514,297

Property, plant, and equipment	512,170	489,646
Less accumulated depreciation and amortization	(236,423)	(227,343)
Property, plant, and equipment, net	275,747	262,303
Operating lease right-of-use assets, net	10,609	13,975
Investment in joint ventures	5,811	5,197
Intangible assets, net	270,079	271,706
Goodwill	321,544	321,544
Other assets	3,907	3,326
TOTAL ASSETS	$1,434,097	$1,392,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$6,400	$6,400
Accounts payable	56,056	73,594
Federal and state excise taxes payable	4,492	2,251
Accrued expenses and other	17,843	31,861
Total current liabilities	84,791	114,106

Long-term debt, less current maturities	107,292	85,305
Convertible senior notes	195,704	195,544
Long-term operating lease liabilities	8,567	11,292
Contingent consideration	78,700	69,200
Other noncurrent liabilities	3,069	4,763
Deferred income taxes	63,061	63,071
Total liabilities	541,184	543,281
Total equity	892,913	849,067
TOTAL LIABILITIES AND TOTAL EQUITY	$1,434,097	$1,392,348

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Year to Date Ended June 30,
	2024	2023
Cash Flows from Operating Activities
Net income	$52,601	$62,996
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,618	10,490
Share-based compensation	1,981	3,637
Equity method investment loss (gain)	(614)	579
Deferred income taxes, including change in valuation allowance	(10)	2,129
Change in fair value of contingent consideration	9,500	—
Other, net	270	206
Changes in operating assets and liabilities, net of effects of acquisition:
Receivables, net	(14,766)	(35,833)
Inventory	(11,754)	(41,020)
Prepaid expenses	(1,217)	(2,076)
Income taxes payable (refundable)	(1,818)	2,010
Accounts payable	(6,345)	22,328
Accrued expenses and other	(10,738)	(7,048)
Federal and state excise taxes payable	2,241	1,319
Other, net	(367)	439
Net cash provided by operating activities	29,582	20,156

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(33,397)	(30,055)
Purchase of business, net of cash acquired	—	(104,398)
Other, net	(260)	(1,136)
Net cash used in investing activities	(33,657)	(135,589)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(5,344)	(5,337)
Repurchase of Common Stock	(9,735)	(801)
Proceeds from long-term debt	50,000	105,000
Principal payments on long-term debt	(28,200)	(9,400)
Net cash provided by financing activities	6,721	89,462

Effect of exchange rate changes on cash and cash equivalents	(23)	41
Increase (decrease) in cash and cash equivalents	2,623	(25,930)
Cash and cash equivalents, beginning of period	18,388	47,889
Cash and cash equivalents, end of period	$21,011	$21,959

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended June 30, 2024
	Operating Income	Income before Income Taxes	Net Income(b)	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$43,387	$42,125	$32,017	$31,738	$1.43
Adjusted to remove:
Impairment of long-lived assets and other (c)	21	21	16	16	—
Fair value of contingent consideration(d)	5,400	5,400	4,104	4,104	0.19
Business acquisition costs (e)	15	15	11	11	—
Executive transition costs (f)	843	843	641	641	0.03
Unusual items costs (g)	1,639	1,639	1,246	1,246	0.06
Adjusted Non-GAAP results	$51,305	$50,043	$38,035	$37,756	$1.71

	Quarter Ended June 30, 2023
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$44,143	$42,768	$31,964	$31,802	$1.44
Adjusted to remove:
Business acquisition costs (e)	1,500	1,500	1,125	1,125	0.05
Adjusted Non-GAAP results	$45,643	$44,268	$33,089	$32,927	$1.49

	Year to Date Ended June 30, 2024
	Operating Income	Income before Income Taxes	Net Income(b)	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$72,304	$68,971	$52,601	$52,148	$2.36
Adjusted to remove:
Impairment of long-lived assets and other (c)	137	137	105	105	—
Fair value of contingent consideration(d)	9,500	9,500	7,249	7,249	0.33
Business acquisition costs (e)	86	86	66	66	—
Executive transition costs (f)	1,218	1,218	929	929	0.04
Unusual items costs (g)	1,639	1,639	1,251	1,251	0.06
Adjusted Non-GAAP results	$84,884	$81,551	$62,201	$61,748	$2.79

	Year to Date Ended June 30, 2023
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$85,702	$83,455	$62,996	$62,564	$2.84	2.83
Adjusted to remove:
Business acquisition costs (e)	1,500	1,500	1,125	1,125	0.05	0.05
Adjusted Non-GAAP results	$87,202	$84,955	$64,121	$63,689	$2.89	$2.88

MGP INGREDIENTS, INC.
Description of Non-GAAP items

(a)MGP Earnings is defined as "Net income used in Earnings Per Common Share calculation."

(b)The tax rate used for non-GAAP items for the quarter and year to date ended June 30, 2024 was 24.0% and 23.7%, respectively.

(c)The impairment of long-lived assets and other relates to miscellaneous expenses incurred during the quarter and year to date ended June 30, 2024 in connection with the closure of the Atchison distillery. Impairment of long-lived assets and other are included in the Condensed Consolidated Statement of Income as a component of operating income and relates to the Distilling Solutions segment.

(d)Fair value of contingent consideration relates to the quarterly adjustment of the contingent consideration liability related to the acquisition of Penelope Bourbon LLC. It is included in the Condensed Consolidated Statement of Income as a component of operating income and relates to the Branded Spirits segment.

(e)Business acquisition costs are included in the Condensed Consolidated Statement of Income within the selling, general, and administrative line item and include transaction and integration costs associated with the acquisition of Penelope Bourbon LLC.

(f)The executive transition costs are included in the Condensed Consolidated Statement of Income within the selling, general, and administrative line item. The adjustment includes costs related to the transition of certain executive positions.

(g)The unusual items costs are included in the Condensed Consolidated Statement of Income within the selling, general and administrative line item. The adjustment includes professional and legal costs associated with special projects.

(h)Adjusted net income margin is defined as adjusted net income divided by net sales.

(i)Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2024	2023	2024	2023
Net Income	$32,017	$31,964	$52,601	$62,996
Interest expense	2,205	1,282	4,224	2,277
Income tax expense	10,108	10,804	16,370	20,459
Depreciation and amortization	5,329	5,319	10,618	10,490
Share based compensation	865	2,422	1,981	3,637
Equity method investment loss (gain)	(910)	319	(614)	579
Impairment of long-lived assets and other	21	—	137	—
Fair value of contingent consideration	5,400	—	9,500	—
Business acquisition costs	15	1,500	86	1,500
Executive transition costs	843	—	1,218	—
Unusual items costs	1,639	—	1,639	—
Adjusted EBITDA	$57,532	$53,610	$97,760	$101,938

The non-GAAP adjusted EBITDA measure is defined as earnings before interest expense, income tax expense, depreciation and amortization, share based compensation, equity method investment loss (gain), impairment of long-lived assets and other, fair value of contingent consideration, business acquisition costs, executive transition costs, and unusual items costs.

See "Reconciliation of selected GAAP measure to adjusted non-GAAP measures" and "Description of Non-GAAP items" for further details.

MGP INGREDIENTS, INC.
NET DEBT LEVERAGE RATIO (UNAUDITED)
(in thousands)

	Quarter Ended September 30, 2023	Quarter Ended December 31, 2023	Quarter Ended March 31, 2024	Quarter Ended June 30, 2024	TTM(a) June 30,2024
Net income	$13,088	$31,046	$20,584	$32,017	$96,735
Interest expense	2,353	2,017	2,019	2,205	8,594
Income tax expense	4,373	9,784	6,262	10,108	30,527
Depreciation and amortization	5,782	5,841	5,289	5,329	22,241
Share based compensation	2,014	1,850	1,116	865	5,845
Equity method investment loss (gain)	(388)	146	296	(910)	(856)
Impairment of long-lived assets and other	18,334	1,057	116	21	19,528
Fair value of contingent consideration	4,200	2,900	4,100	5,400	16,600
Business acquisition costs	314	246	71	15	646
Executive transition costs	—	3,134	375	843	4,352
Unusual items costs	—	—	—	1,639	1,639
Adjusted EBITDA	$50,070	$58,021	$40,228	$57,532	$205,851

Total debt					$309,396
Cash and cash equivalents					21,011
Net debt					$288,385

Net debt leverage ratio(b)					1.4

(a) TTM is defined as trailing twelve months
(b) Net leverage ratio defined as net debt dividend by adjusted EBITDA

See "Reconciliation of selected GAAP measure to adjusted non-GAAP measures," and "Description of Non-GAAP items" for further details on selected non-GAAP items.

MGP INGREDIENTS, INC.
DILUTIVE SHARES OUTSTANDING CALCULATION (UNAUDITED)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2024	2023	2024	2023
Principal amount of the bonds	$201,250,000	$201,250,000	$201,250,000	$201,250,000
Par value	$1,000	$1,000	$1,000	$1,000
Number of bonds outstanding (a)	201,250	201,250	201,250	201,250

Initial conversion rate	10.3911	10.3911	10.3911	10.3911
Conversion price	$96.23620	$96.23620	$96.23620	$96.23620

Average share price (b)	$78.03794	$99.94097	$82.27766	$98.82927
Impact of conversion (c)	$163,193,633	$208,997,443	$172,059,773	$206,672,647

Cash paid for principal	(201,250,000)	(201,250,000)	(201,250,000)	(201,250,000)
Conversion premium	$—	$7,747,443	$—	$5,422,647

Average share price	$78.03794	$99.94097	$82.27766	$98.82927
Conversion premium in shares (d) (e)	—	77,520	—	54,869

(a)Number of bonds outstanding is calculated by taking the principal amount of the bonds divided by the par value.

(b)Average share price is calculated by taking the average of the daily closing share price for the period. If the average share price is less than the conversion price of $96.23620 per share, the impact to EPS is anti-dilutive and therefore the shares were excluded from the diluted EPS calculation.

(c)Impact of conversion is calculated by taking the number of bonds outstanding multiplied by the initial conversion rate multiplied by the average share price. If the average share price is less than the conversion price then the impact of conversion is zero.

(d)The impacts of the Convertible Senior Notes were included in the diluted weighted average common shares outstanding if the impact was dilutive. The Convertible Senior Notes would only have a dilutive impact if the average market price per share during the quarter to date period exceeds the conversion price of $96.23620 per share.

(e)Conversion premium in shares is calculated by taking the conversion premium divided by the average share price. If the average share price is less than the conversion price, then the conversion premium in shares is zero.

MGP INGREDIENTS, INC.
Impact of the Closure of the Atchison Distillery
Segment Operating Results and Pro-Forma Results
Quarter Ended June 30, 2024
(UNAUDITED) (Dollars in thousands)

	Distilling Solutions
	Quarter Ended June 30, 2024		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Brown goods	$75,443	$75,443	$—	—%
Warehouse services	8,392	8,392	—	—
White goods and other co-products	9,553	9,508	(45)	—
Total Sales	$93,388	$93,343	$(45)	—%

Gross profit	$42,473	$42,535	$62	—%
Gross margin %	45.5%	45.6%		0.1	pp(c)

	Ingredient Solutions
	Quarter Ended June 30, 2024		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change		% Change
Specialty wheat starches	$19,203	$19,203	$—		—%
Specialty wheat proteins	11,200	11,200	—		—
Commodity wheat starches	2,973	2,973	—		—
Commodity wheat proteins	—	—	—		—
Total Sales	$33,376	$33,376	$—		—%

Gross profit	$7,126	$7,126	$—	(d)	—%
Gross margin %	21.4%	21.4%			—	pp(c)

	Consolidated
	Quarter Ended June 30, 2024		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Sales	$190,805	$190,760	$(45)	—%
Gross profit	$83,232	$83,294	$62	—%
Gross margin %	43.6%	43.7%		0.1	pp(c)

(a)Represents actual results of the Company for the quarter ended June 30, 2024, as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.
(b)Represents the Company's results for the quarter ended June 30, 2024 excluding results associated with the Company's Atchison, Kansas distillery. These are pro-forma unaudited financial results. In some circumstances, white goods, industrial alcohol, fuel grade alcohol, and at times certain co-products are produced at the Company's Lawrenceburg, Indiana distillery. The results of the Branded Spirits segment for the quarter ended June 30, 2024 were not impacted by a closure of the Atchison, Kansas distillery.
(c)Percentage points (“pp”).
(d)There was no reduction in gross profit for the Ingredient Solutions segment as the Company is no longer receiving an intercompany credit for the waste starch slurry by-product since the closure of the distillery in Atchison Kansas during December 2023.

MGP INGREDIENTS, INC.
Impact of the Closure of the Atchison Distillery
Segment Operating Results and Pro-Forma Results
Quarter Ended June 30, 2023
(UNAUDITED) (Dollars in thousands)

	Distilling Solutions
	Quarter Ended June 30, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Brown goods	$73,124	$73,124	$—	—%
Warehouse services	6,747	6,747	—	—
White goods and other co-products	36,994	6,092	(30,902)	(84)
Total Sales	$116,865	$85,963	$(30,902)	(26)%

Gross profit	$38,678	$40,379	$1,701	4%
Gross margin %	33.1%	47.0%		13.9	pp(c)

	Ingredient Solutions
	Quarter Ended June 30, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change		% Change
Specialty wheat starches	$17,095	$17,095	$—		—%
Specialty wheat proteins	12,588	12,588	—		—
Commodity wheat starches	4,837	4,837	—		—
Commodity wheat proteins	—	—	—		—
Total Sales	$34,520	$34,520	$—		—%

Gross profit	$11,614	$10,012	$(1,602)	(d)	(14)%
Gross margin %	33.6%	29.0%			(4.6)	pp(c)

	Consolidated
	Quarter Ended June 30, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Sales	$209,001	$178,099	$(30,902)	(15)%
Gross profit	$76,295	$76,394	$99	—%
Gross margin %	36.5%	42.9%		6.4	pp(c)

(a)Represents actual results of the Company for the quarter ended June 30, 2023, as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.
(b)Represents the Company's results for the quarter ended June 30, 2023 excluding results associated with the Company's Atchison, Kansas distillery. These are pro-forma unaudited financial results. In some circumstances, white goods, industrial alcohol, fuel grade alcohol, and at times certain co-products are produced at the Company's Lawrenceburg, Indiana distillery. The pro-forma financial results assume the loss of the waste starch slurry credit and no gain or loss on the disposal. The results of the Branded Spirits segment for the quarter ended June 30, 2023 were not impacted by a closure of the Atchison, Kansas distillery.
(c)Percentage points (“pp”).
(d)The reduction in gross profit for the Ingredient Solutions segment is the result of increased cost of goods sold from no longer receiving an intercompany credit for the waste starch slurry by-product purchased by the adjoined Atchison, Kansas distillery. The value of the intercompany credit is derived from the value of corn which has fluctuated over time.